Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Kubient, Inc. on Form S-8 of our report dated March 29, 2021, with respect to our audits of the consolidated financial statements of Kubient, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 appearing in the Annual Report on Form 10-K of Kubient, Inc. for the year ended December 31, 2020.

/s/ Marcum llp

Marcum llp
Los Angeles, CA
June 14, 2021